Exhibit 99.1

NEWS RELEASE

FOR INFORMATION CONTACT:

Glimcher Realty Trust
180 East Broad Street
Columbus, Ohio  43215
www.glimcher.com

Mark E. Yale Executive V.P., CFO (614) 887-5610 myale@glimcher.com	Lisa A. Indest Senior V.P., Finance and Accounting (614) 887-5844 lindest@glimcher.com

FOR IMMEDIATE RELEASE
Thursday, April 28, 2011

GLIMCHER REPORTS FIRST QUARTER 2011 RESULTS

•           Mall store sales improved 10% to $376 per square foot at March 31, 2011 from a year prior

•           Total mall occupancy of 94.1% at March 31, 2011, up 150 basis points from a year prior

•           Positive growth in comparable mall net operating income of 1% in the first quarter of 2011

COLUMBUS, OH – April 28, 2011 – Glimcher Realty Trust (NYSE: GRT) today announced financial results for the first quarter ended March 31, 2011.  A description and reconciliation of non-GAAP financial measures to GAAP financial measures is contained in a later section of this press release.  References to per share amounts are based on diluted common shares.

“We are very pleased with the solid performance in the first quarter of 2011 in all of our key operating metrics with tenant sales growth, positive re-leasing spreads, strong occupancy gains, and most importantly another quarter of positive NOI performance,” stated Michael P. Glimcher, Chairman of the Board and CEO.  “We are also pleased with the progress on the capital front with the successful common equity offering in January and the closing of our credit facility modification in March,” added Mr. Glimcher.

Net loss to common shareholders during the first quarter of 2011 was $6.0 million, or $0.06 per share, as compared to a net loss of $3.6 million, or $0.05 per share, in the first quarter of 2010.  Funds From Operations (“FFO”) during the first quarter of 2011 was $13.2 million compared to $16.4 million in the first quarter of 2010.  On a per share basis, FFO during the first quarter of 2011 was $0.13 per share compared to $0.23 per share for the first quarter of 2010.

Glimcher Realty Trust

First Quarter Earnings Highlights

•
Total revenues were $66.0 million in the first quarter of 2011 compared to total revenues of $75.8 million in the first quarter of 2010.  The $9.8 million decrease in total revenues primarily resulted from reduced revenue of $11.9 million from the deconsolidation of Lloyd Center in Portland, Oregon (“Lloyd”) and WestShore Plaza in Tampa, Florida (“WestShore”) following the sale of a 60% interest in these properties to The Blackstone Group® (the “Blackstone JV Transaction”) late in the first quarter of 2010.  This decrease was partially offset by revenue growth from our comparable mall properties and from Scottsdale Quarter®, an open-air lifestyle center located in Scottsdale, Arizona (“Scottsdale”).

•
Net loss to common shareholders was $6.0 million in the first quarter of 2011 compared to a net loss of $3.6 million in the first quarter of 2010.  The unfavorable variance is primarily due to increased losses at Scottsdale of $2.5 million primarily due to higher depreciation and interest costs as the majority of the project has now been placed in service, dilution from the Blackstone JV Transaction of $0.7 million, and $1.5 million of debt extinguishment costs associated with the credit facility modification.  These unfavorable variances were partially offset by net operating income (“NOI”) growth from our comparable properties of $0.7 million primarily due to increased percentage rents and lower bad debt expense, and interest savings excluding the impact of the Blackstone JV Transaction and Scottsdale of $1.7 million resulting primarily from the paydown of the Company’s corporate credit facility through proceeds from the Company’s recent equity offerings.

•
NOI for comparable mall properties, including the pro-rata share of the malls held through joint ventures, increased approximately 1.0% for the three months ended March 31, 2011 from the three months ended March 31, 2010.

•
Average in-line store rents for the Core Malls were $33.47 per square foot (“psf”) at March 31, 2011, a 1.3% increase from $33.03 psf at March 31, 2010.  Average in-line store rents include in-line permanent retail stores less than 10,000 square feet.  Core Malls include both wholly-owned and joint venture mall properties.

•
Re-leasing spreads for the non-anchor leases signed during the quarter ended March 31, 2011 were up 5%, with base rents averaging $24.95 psf.  Re-leasing spreads represent the percentage change in base rent for permanent leases signed, both new leases and renewals, to the base rent for comparative tenants for those leases where the space was occupied in the previous twenty-four months.

•
Total occupancy, including anchor stores (stores in excess of 20,000 square feet of gross leasable area (“GLA”)), for Core Malls improved to 94.1% at March 31, 2011 compared to 92.6% at March 31, 2010.

•
Average store sales in the Core Malls increased 10% to $376 psf for the twelve months ended March 31, 2011 compared to $342 psf for the twelve months ended March 31, 2010.  Average store sales represent retail sales for mall stores of 10,000 square feet of GLA or less that reported sales in the most recent twelve-month period.

•
Comparable store sales for the Company’s Core Malls during the three months ended March 31, 2011, compared to the three months ended March 31, 2010, increased by 4.3% and increased 2.5% for the twelve months ended March 31, 2011 compared to the same period in 2010.  Comparable sales compare only those stores with sales in each respective period ended March 31, 2011 and March 31, 2010.

Glimcher Realty Trust

Update on Liquidity and Capital Resources

•
Debt-to-total-market capitalization at March 31, 2011 (including the Company’s pro-rata share of joint venture debt) was 54.1% based on a common share closing price of $9.25, as compared to 60.4% at December 31, 2010 based on a common share closing price of $8.40.  Debt with fixed interest rates represented approximately 87.2% of the Company’s consolidated total outstanding borrowings at March 31, 2011 compared to 85.5% as of December 31, 2010.

•
The Company issued approximately 14,800,000 common shares in January 2011, raising net proceeds of approximately $116.7 million after commissions, discounts and offering expenses.  The proceeds were used to reduce outstanding borrowings on the Company’s corporate credit facility.

•
The Company completed a modification of its corporate credit facility in March 2011.  The modification provides extension options through December 2013, increases the facility commitment amount from $200 million to $250 million, lowers the borrowing cost of the facility by removal of the LIBOR floor, and provides greater flexibility regarding the utilization of proceeds and borrowings from the facility.  As part of the modification, the Company enhanced the current collateral pool securing the credit facility by granting first mortgage liens on three additional properties and contributing them to the collateral pool.  In order to add the additional properties to the collateral pool, the Company repaid the existing mortgage loans on Morgantown Mall, Northtown Mall, and Polaris Lifestyle Center properties.  The prepayment of these loans resulted in approximately $0.02 per share of charges related to the write-off of unamortized deferred loan fees and termination of interest rate protection agreements on the loans.

•
The Company closed on an amendment of its construction loan for Scottsdale.  The amendment locks in borrowing availability at a minimum of $143.6 million through May 2012, with the ability to expand availability up to $165.0 million if certain conditions are met.  The Company has an additional option to extend the loan to May 2013 subject to certain conditions.

•
The $29 million mortgage loan for Tulsa Promenade (an asset in which the Company holds a 52% joint venture interest) was originally scheduled to mature on March 14, 2011.  The joint venture extended the maturity date for 30 days and has subsequently negotiated a term sheet providing for a loan modification that, when executed, will provide term through September, 14, 2011 with the option to extend the maturity an additional six months to March 14, 2012.  However, to be able to exercise the final extension option, the venture will be required to market the property for sale.  The venture is currently evaluating all options to address the upcoming maturity including the marketing of the property.  If the venture decides to market the property for sale, at the time a formal plan is committed to, the Company’s share of an impairment loss expected to be recognized by the venture could range from $8 million to $10 million.

•
The Company has executed a term sheet for the refinancing of the mortgage loan on the Ashland Town Center in Ashland, Kentucky.  The approximately $40 million loan will be non-recourse with CMBS execution, have a 10-year term and an interest rate of approximately 5.0 - 5.5%.  Proceeds will be used to repay the existing $22 million mortgage loan that matures in November 2011 and bears interest of 7.25% and to reduce the outstanding balance on our credit facility.  The Company anticipates an approximate $800,000 defeasance charge to facilitate the early prepayment when the loan is closed in the second quarter of 2011.

Glimcher Realty Trust

2011 Outlook

The Company maintains previously issued guidance and estimates diluted net loss per share to be in the range of $(0.13) to $(0.09) for the year ended December 31, 2011 and expects diluted FFO per share to be in the range of $0.64 to $0.68 for the year ended December 31, 2011.

A reconciliation of the range of estimated diluted net loss per share to estimated FFO per share for 2011 follows:

	Low End	High End
Estimated diluted net loss per share	$(0.13)	$(0.09)
Add: Real estate depreciation and amortization*	0.77	0.77
Estimated FFO per share	$0.64	$0.68

* wholly-owned properties and pro-rata share of joint ventures

For the second quarter of 2011, the Company estimates diluted net loss per share to be in the range of ($0.12) to $(0.10) and diluted FFO per share to be in the range of $0.12 to $0.14.  A reconciliation of the range of estimated diluted net loss per share to estimated diluted FFO per share for the second quarter of 2011 follows:

	Low End	High End
Estimated diluted net loss per share	$(0.12)	$(0.10)
Add: Real estate depreciation and amortization*	0.24	0.24
Estimated diluted FFO per share	$0.12	$0.14

* wholly-owned properties and pro-rata share of joint ventures

The Company continues to look to opportunistically raise additional capital as market conditions may warrant, consistent with the Company's long-term objectives.  Such potential activity is not factored into the above guidance.  Additionally, the guidance does not include the impact of any impairment related to the potential reclassification of the Tulsa Promenade as a held-for-sale property.

This outlook is a forward-looking statement and is subject to the risks and other factors described elsewhere in this release.

Funds From Operations and Net Operating Income

This press release contains certain non-Generally Accepted Accounting Principles (GAAP) financial measures and other terms.  The Company’s definition and calculation of these non-GAAP financial measures and other terms may differ from the definitions and methodologies used by other REITs and, accordingly, may not be comparable.  The non-GAAP financial measures referred to above should not be considered as alternatives to net income or other GAAP measures as indicators of the Company’s performance.

Funds From Operations is used by industry analysts and investors as a supplemental operating performance measure of an equity real estate investment trust (“REIT”).  The Company uses FFO in addition to net income to report operating results.  FFO is an industry standard for evaluating operating performance defined as net income (computed in accordance with GAAP) excluding gains or losses from sales of depreciable property, plus real estate depreciation and amortization after adjustments for unconsolidated partnerships and joint ventures.  FFO does include impairment losses for on both held-for-use and held-for-sale properties.  Reconciliations of non-GAAP financial measures to earnings used in this press release are included in the above Outlook sections of the press release.

NOI is used by industry analysts, investors and Company management to measure operating performance of the Company’s properties.  NOI represents total property revenues less property operating and maintenance expenses.  Accordingly, NOI excludes certain expenses included in the determination of net income such as property management and other indirect operating expenses, interest expense and depreciation and amortization expense.  These items are excluded from NOI in order to provide results that are more closely related to a property’s results of operations. In addition the Company’s computation of same mall NOI excludes property bad debt expense, straight-line adjustments of minimum rents, amortization of above / below market intangibles, termination income, and income from outparcel sales.  We also adjust for other miscellaneous items in order to enhance the comparability of results from one period to another.  Certain items, such as interest expense, while included in FFO and net income, do not affect the operating performance of a real estate asset and are often incurred at the corporate level as opposed to the property level.  As a result, management uses only those income and expense items that are incurred at the property level to evaluate a property’s performance.  Real estate asset-related depreciation and amortization are excluded from NOI for the same reasons that it is excluded from FFO pursuant to the National Association of Real Estate Investment Trust’s definition.

Glimcher Realty Trust

First Quarter Conference Call

Glimcher’s first quarter investor conference call is scheduled for 1 p.m. ET on Friday, April 29, 2011.  Those wishing to listen to this call may do so by calling 866.730.5767, Passcode 27095819.  This call also will be simulcast and available over the Internet via the web site www.glimcher.com.  A replay will be available approximately one hour after the earnings call through midnight May 13, 2011 by dialing 888.286.8010, Passcode 32437007, or you can access the webcast replay on the Investor Relations page of the Company’s website.  Supplemental information about the first quarter operating results is available on the Company’s website or at www.sec.gov or by calling 614.887.5632.

About Glimcher Realty Trust

Glimcher Realty Trust, a real estate investment trust, is a recognized leader in the ownership, management, acquisition and development of malls, which includes enclosed regional malls and open-air lifestyle centers, as well as community centers.  At March 31, 2011, GRT owned interests in and managed 27 Properties with total gross leasable area totaling approximately 21.3 million square feet, consisting of 23 Malls (18 wholly-owned and five partially owned through joint ventures) and four Community Centers (three wholly-owned and one partially owned through a joint venture).

Glimcher Realty Trust’s common shares are listed on the New York Stock Exchange under the symbol “GRT.”  Glimcher Realty Trust’s Series F and Series G preferred shares are listed on the New York Stock Exchange under the symbols “GRT-F” and “GRT-G,” respectively.  Glimcher Realty Trust is a component of both the Russell 2000® Index, representing small cap stocks, and the Russell 3000® Index, representing the broader market.  Glimcher® and Scottsdale Quarter® are registered trademarks of Glimcher Realty Trust.

Forward Looking Statements

This news release contains certain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended.  Such statements are based on assumptions and expectations that may not be realized and are inherently subject to risks and uncertainties, many of which cannot be predicted with accuracy.  Future events and actual results, financial and otherwise, may differ from the results discussed in the forward-looking statements.  Risks and other factors that might cause differences, some of which could be material, include, but are not limited to, economic and market conditions, tenant bankruptcies, bankruptcies of joint venture (JV) partners, rejection of leases by tenants in bankruptcy, financing and development risks, construction and lease-up delays, cost overruns, the level and volatility of interest rates, the rate of revenue increases versus expense increases, the financial stability of tenants within the retail industry, the failure of Glimcher to make additional investments in regional mall properties and redevelopment of properties, the failure to acquire properties as and when anticipated, the failure to fully recover tenant obligations for CAM, taxes and other property expenses, failure to comply or remain in compliance with covenants in our debt instruments, failure or inability to exercise available extension options on debt instruments, failure of Glimcher to qualify as real estate investment trust, termination of existing JV arrangements, conflicts of interest with our existing JV partners, failure to achieve projected returns on development properties, the failure to sell mall and community centers and the failure to sell such properties when anticipated, the failure to achieve estimated sales prices and proceeds from the sale of malls,  increases in impairment charges, additional impairment charges, as well as other risks listed in this news release and from time to time in Glimcher’s reports filed with the Securities and Exchange Commission or otherwise publicly disseminated by Glimcher.

Visit Glimcher at: www.glimcher.com

Glimcher Realty Trust
Add 6

GLIMCHER REALTY TRUST
Operating Results
(in thousands, except per share amounts)
(unaudited)

	Three Months ended March 31,
Statement of Operations	2011	2010

Total revenues (1)	$66,021	$75,767
Total expenses	(47,687)	(54,890)
Operating income	18,334	20,877
Interest expense, net	(18,566)	(20,781)
Equity in income (loss) of unconsolidated real estate entities, net	265	(424)
Income (loss) from continuing operations	33	(328)
Discontinued operations:
Loss on disposition of property	-	(215)
Loss from operations	(55)	(51)
Net loss	(22)	(594)
Allocation to noncontrolling interest (2)	182	1,306
Less: Preferred stock dividends	(6,137)	(4,359)
Net loss to common shareholders	$(5,977)	$(3,647)

Reconciliation of Net Loss to Common		Per Diluted		Per Diluted
Shareholders to Funds From Operations		Common Share		Common Share

Net loss to common shareholders	$(5,977)		$(3,647)
Allocation to noncontrolling interest (GPLP unit holders)	(182)		(160)
	(6,159)	$(0.06)	(3,807)	$(0.05)
Real estate depreciation and amortization	16,145	0.16	19,347	$0.27
Equity in (income) loss of unconsolidated real estate entities, net	(265)	(0.00)	424	$0.01
Pro-rata share of joint venture funds from operations	3,484	0.03	723	$0.01
Gain on disposition of real estate assets, net	-	0.00	(332)	$(0.01)
Funds From Operations	$13,205	$0.13	$16,355	$0.23

Weighted average common shares outstanding - basic	98,234		68,782
Weighted average common shares outstanding - diluted (3)	101,220		71,768

Earnings per Share

Loss from continuing operations per common share	$(0.06)		$(0.05)
Discontinued operations per common share	$(0.00)		$(0.00)
Loss per common share	$(0.06)		$(0.05)

Loss from continuing operations per diluted common share	$(0.06)		$(0.05)
Discontinued operations per diluted common share	$(0.00)		$(0.00)
Loss per diluted common share	$(0.06)		$(0.05)
Funds from operations per diluted common share	$0.13		$0.23

(1) Includes $547,000 gain on sale of depreciable assets in the quarter ending March 31, 2010.
(2) Noncontrolling interest is comprised of both the noncontrolling interest in Scottsdale Quarter and the interest held by GPLP's unit holders for the three months ending March 31, 2010. For the three months ending March 31, 2011, noncontrolling interest is comprised only of GPLP unit holders' interest.
(3) FFO per share in 2011 and 2010 has been calculated using 101,562 and 71,958 common shares which includes common stock equivalents.

~more~

Glimcher Realty Trust
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GLIMCHER REALTY TRUST
Selected Balance Sheet Information
(in thousands, except percentages and base rents)

	March 31,	December 31,
	2011	2010

Investment in real estate, net	$1,689,810	$1,688,199
Total assets	$1,787,634	$1,792,348
Mortgage notes and other notes payable	$1,296,696	$1,397,312
Debt / Market capitalization	51.2%	57.8%
Debt / Market capitalization including pro-rata share of joint ventures	54.1%	60.4%

		March 31,	March 31,
		2011	2010
Occupancy:
	Core Malls (1):
	Mall Anchors (3)	95.7%	93.8%
	Mall Non-Anchors (4)	91.5%	90.5%
	Total Core Mall Portfolio	94.1%	92.6%

	Malls excluding Joint Ventures (2):
	Mall Anchors (3)	94.6%	92.5%
	Mall Non-Anchors (4)	90.8%	90.2%
	Mall Portfolio excluding joint ventures	93.2%	91.7%

Average Base Rents:
	Core Malls (1):
	Mall Anchors (3)	$6.79	$6.51
	Mall Non-Anchors (4)	$26.88	$26.65
	In-Line Stores under 10,000 sf (5)	$33.47	$33.03

	Malls excluding Joint Ventures (2):
	Mall Anchors (3)	$6.17	$5.87
	Mall Non-Anchors (4)	$27.04	$27.20
	In-Line Stores under 10,000 sf (5)	$32.48	$32.37

(1) Mall properties including joint ventures.
(2) Excludes mall properties that are held in joint ventures.
(3) Stores over 20,000 sf.
(4) Non-anchors include in-line permanent retail tenants, office, and long-term specialty tenants under 20,000 sf as well as outparcels.
(5) In-line permanent retail stores under 10,000 sf.